(h)(1)

AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT

WHEREAS, ING Variable Products Trust (the “Trust”), on behalf of each of its series listed on Schedule A hereto, as may be amended from time to time (the “Funds”), has entered into an Administrative Services Agreement with ING Funds Services, LLC (the “Administrator”), pursuant to which the Administrator renders administrative and other services to the Funds pursuant to an Administrative Services Agreement dated May 2, 1994, as amended May 1, 1997, and as restated April 30, 2000; April 30, 2001; November 30, 2008; and March 7, 2013, respectively (the “Agreement”).

WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Trust may offer shares of additional series in the future, and currently intends to offer shares of additional series in the future; and

WHEREAS, the Trust desires to retain the Administrator to render certain administrative services to the Trust’s series listed on Schedule A hereto, as such schedule may be amended from time to time, and the Administrator is willing to render such services.

NOW, THEREFORE, in consideration of the premises, the promises and mutual covenants herein contained, it is agreed between the parties as follows:

1.	Appointment

The Trust hereby appoints the Administrator to serve as administrator to the Funds for the periods and on the terms set forth herein. The Administrator accepts this appointment and agrees to furnish the services set forth herein for the compensation provided herein.

2.	Services as Administrator

A. General Services

Subject to the supervision and direction of the Board of Trustees of the Trust, the Administrator will (a) assist in supervising all aspects of the Funds’ operations except those performed by the Funds’ Adviser under its investment advisory agreement; (b) furnish such statistical or other factual information, advice regarding economic factors and trends and advice and guidelines as to transactions in specific securities (but without generally furnishing advice or making recommendations regarding the purchase or sale of securities); (c) maintain or supervise, as the case may be, the maintenance by the Adviser or third parties approved by the Trust of such books and records of the Funds as may be required by applicable federal or state law; (d) perform all corporate secretarial functions on behalf of the Funds; (e) provide the Funds with office facilities, assemble and provide statistical and research data, provide data processing, clerical, internal legal, internal executive, administrative and bookkeeping services, and provide stationary and office supplies; (f) supervise the performance by third parties of Fund accounting and portfolio pricing services, internal audits and audits by independent accountants for the Funds; (g) prepare and arrange for the printing, filing and distribution of prospectuses, proxy materials, and periodic reports to the shareholders of the Funds as required by applicable law; (h) prepare or supervise the preparation by third parties approved by the Trust of all federal, state, and local tax returns and reports of the Funds required by applicable law, (i) render to the Board of Trustees of the Trust such periodic and special reports respecting the Funds as the Board may reasonably request; (j) arrange, assemble information and reports for, and attend meetings of the Trustees and the shareholders of the Funds; (k) maintain a fidelity bond as required under the 1940 Act for the Trust and liability insurance for the Trustees and officers of the Trust; and (l) make available its officers and employees to the Board of Trustees and officers of the Trust for consultation and discussions regarding the administration of the Funds.

B. Performance of Duties

The Administrator, at its discretion, may enter into contracts with third parties for the performance of the services to be provided by the Administrator under this Agreement.

The Administrator, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Registration Statement, as amended, of the Funds and with the instructions and directions of the Board of Trustees of the Trust and will conform to, and comply with, the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

3.	Trust Disclosures

A.

The Administrator shall be responsible for preparing the Trust’s registration statements and supplements to the Trust’s prospectuses and statements of additional information (“Disclosure Documents”), and for filing or arranging for the filing of such Disclosure Documents with the SEC and other federal and state regulatory authorities as may be required by applicable law.

B.

Notwithstanding anything in Section 9 or elsewhere in this Agreement, the Administrator shall exercise reasonable care consistent with a fiduciary duty in fulfilling its responsibilities under Paragraph 3(a) of this Agreement.

C.

In the event of a claim, litigation, liability, or a regulatory action or investigation (collectively, a “Disclosure Claim”) that arises out of or is based upon the disclosure in a Disclosure Document for the Trust (including, but not limited to, a claim arising from an untrue statement or alleged untrue statement in a registration statement for the Trust or an omission or alleged omission of a material fact required to be stated therein or necessary to make statements made in a registration statement not misleading), the Administrator shall indemnify and hold harmless the Trust and each individual who, during the term of this Agreement, serves or had served as a trustee of the Trust who is not an “interested person” of the Trust, as such term is defined in the 1940 Act (an “Independent Trustee”), if such Disclosure Claim arises from the Administrator’s failure or alleged failure to exercise reasonable care consistent with a fiduciary duty in the preparation or filing of the Trust’s Disclosure Documents for the loss, costs, or damages, including amounts paid in settlement with the written consent of the Administrator, which consent shall not be unreasonably withheld, and including reasonable legal and other expenses, that arise from such Disclosure Claim.

D.

In addition to the indemnification provided in Section 3C of this Agreement, the Administrator agrees to indemnify and hold harmless the Independent Trustees for the costs of defense of a Disclosure Claim, including reasonable attorney’s fees, regardless of whether such Disclosure Claim arises from the Administrator’s failure or alleged failure to exercise reasonable care consistent with a fiduciary duty in the preparation of the Trust’s Disclosure Documents, subject to the Administrator’s right to assume the defense of such Disclosure Claim pursuant to Paragraph 3(i) of this Agreement.

E.

The parties expressly acknowledge that this Section 3 confers rights and remedies upon the Trust and each Independent Trustee, including the right to enforce the indemnification provided for in Section 3C and 3D of this Agreement. The obligation of the Administrator to provide indemnification to the Trust and the Independent Trustees, as set forth in this Section 3, shall remain in effect after the termination of this Agreement.

F.

The indemnification of the Trust provided for in Section 3C of this Agreement shall apply only to the extent that any loss to the Trust is not covered by insurance held by the Trust, and shall not apply if: (i) the disclosure giving rise to the Disclosure Claim was provided by or on behalf of an Independent Trustee for inclusion in the Trust’s Disclosure Documents; or (ii) indemnification is not allowed under applicable law.

G.

The indemnification of an Independent Trustee provided in Section 3C and 3D of this Agreement shall apply only to the extent that any loss to the Independent Trustee is not covered by insurance held by the Trust or the Independent Trustees, and shall not apply if: (i) losses are actually indemnified by the Trust, consistent with the Trust’s organizational documents; (ii) the disclosure giving rise to the Disclosure Claim was provided by or on behalf of an Independent Trustee for inclusion in the Trust’s Disclosure Documents; (iii) losses are the result of willful misfeasance, bad faith, gross negligence or reckless disregard on the part of an Independent Trustee; or (iv) indemnification is not allowed under applicable law.

H.

The Administrator shall not be liable for indemnification of an Independent Trustee under this Section 3 unless the Independent Trustee has notified the Administrator in writing within a reasonable time after the summons or other first legal process giving information of the nature of the Disclosure Claim is served upon such Independent Trustee (or after such Independent Trustee shall have received notice of such service on any designated agent); provided, however, that notification of the Administrator is not required if the Administrator had actual knowledge about the nature of the Disclosure Claim. In the event of a request for indemnification from an Independent Trustee, the Administrator shall pay advances to the fullest extent permissible under the 1940 Act and applicable state law.

I.

In the event of a request for indemnification from the Trust or an Independent Trustee (“Indemnified Party”), the Administrator shall be entitled, upon notice to the Indemnified Party, to assume the defense of any Disclosure Claim against the Indemnified Party, with counsel satisfactory to the Administrator and the Indemnified Party.

4.	Documents

The Trust has delivered to the Administrator copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

(a) Declaration of Trust, as amended, as filed with the Secretary of the Commonwealth of Massachusetts;

(b) By-Laws of the Trust;

(c) Certified resolutions of the Trustees authorizing the appointment of the Administrator and approving this Agreement on behalf of the Trust and each Fund;

(d) Registration Statement on Form N-1A under the 1940 Act and the Securities Act of 1933, as amended from time to time (the “Registration Statement”), as filed with the Commission, relating to the Trust and shares of beneficial interest of each Fund and all amendments thereto;

(e) Notification of Registration of the Trust under the 1940 Act on Form N-8A as filed with the Commission and all amendments thereto;

(f) Prospectus and Statement of Additional Information included in the Registration Statement, as amended from time to time. All references to this Agreement, the Prospectus and the Statement of Additional Information shall be to such documents as most recently amended or supplemented and in effect.

5.	Directors, Officers and Employees

The Administrator shall authorize and permit any of its directors, officers and employees who may be elected as trustees or officers of the Trust and/or the Funds to serve in the capacities in which they are elected. All services to be furnished by the Administrator under this Agreement may be furnished through such directors, officers or employees of the Administrator.

5.	Records

The Administrator agrees that all records which it maintains for the Trust and/or the Funds are property of the Trust and/or the Funds. The Administrator will surrender promptly to the Trust and/or the Funds any such records upon either the Trust’s or the Fund’s request. The Administrator further agrees to preserve such records for the periods prescribed in Rule 31a-2 of the Commission under the 1940 Act.

7.	Compensation

In consideration of the services rendered pursuant to this Agreement, the Funds will pay the Administrator a fee, computed and accrued daily and payable monthly, at an annual rate of 0.10% of each Fund’s average daily net assets. For the purpose of determining fees payable to the Administrator, the value of a Fund’s average daily net assets shall be computed at the times and in the manner specified in the Prospectus and Statement of Additional Information of the Fund as from time to time in effect.

8.	Expenses

The Administrator will bear all expenses in connection with the performance of its services under this Agreement, except that the Administrator will be reimbursed by the Funds for the out-of-pocket costs incurred in connection with this Agreement or by third parties who are performing services as permitted by Section 2. The Funds will bear certain other expenses to be incurred in their operation, including: taxes, interest, brokerage fees and commissions, if any, fees of Trustees of the Trust who are not officers, directors, or employees of the Adviser or Administrator; Securities and Exchange Commission fees; charges of custodians and transfer and dividend disbursing agents; certain insurance premiums; outside auditing and legal expenses; cost of maintenance of the Funds’ existence; including charges of accounting, internal auditing, and pricing of portfolio securities for the Funds, including the charges an independent pricing service; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders’ reports and meetings of the shareholders of the Funds and of the officers or Board of Trustees of the Trust; and any extraordinary expenses.

9.	Standard of Care

A. The Administrator shall exercise its best judgment in rendering the services under this Agreement. The Administrator shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds or the Funds’ shareholders in connection with the matters to which this Agreement relates, provided that nothing herein shall, be deemed to protect or purport to protect the Administrator against liability to the Funds or to their shareholders to which the Administrator would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Administrator’s reckless disregard of its obligations and duties under this Agreement. As used in this Section 8, the term “Administrator” shall include any officers, directors, employees, or other affiliates of the Administrator performing services with respect to the Funds.

B. The foregoing Section 9A shall not apply to a claim for indemnification under Section 3 of this Agreement.

10.	Duration and Termination

This Agreement shall continue in effect unless sooner terminated as provided herein, for two years from the date hereof and shall continue from year to year thereafter, provided each continuance is specifically approved at least annually by a majority of the Board of Trustees of the Trust, including a majority of the Board of Trustees who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting such approval. This Agreement is terminable, without penalty, on 60 days’ written notice by the Board of Trustees of the Trust or by vote of holders of a majority of the Funds’ shares, or upon 90 days’ written notice by the Administrator.

11.	Service to Other Companies or Accounts

The administrative services of the Administrator to the Funds under this Agreement are not to be deemed exclusive, and the Administrator, or any affiliate thereof, shall be free to render similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Funds) and to engage in other activities, so long as it’s services hereunder are not impaired thereby.

12.	Assignment

This Agreement may be assigned by either party only upon the prior written consent of the other party.

13.	Miscellaneous

(a) This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

(b) Titles or captions of Sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions thereof.

(c) This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

(d) This Agreement and the rights and obligations of the parties hereunder shall be governed by, and interpreted, construed and enforced in accordance with the laws of the State of Connecticut.

(e) If any provisions of this Agreement or the application thereof to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstance, other than those as to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

(f) Notices of any kind to be given to the Administrator by the Trust shall be in writing and shall be duly given if mailed or delivered to the Administrator at 7337 E Doubletree Ranch Road #100, Scottsdale, Arizona 85258 or at such other address or to such individual as shall be specified by the Administrator to the Trust. Notices of any kind to be given to the Trust by the Administrator shall be in writing and shall be duly given if mailed or delivered to 7337 E Doubletree Ranch Road #100, Scottsdale, Arizona 85258 or at such other address or to such individual as shall be specified by the Trust to the Administrator.

(g) The Administrator, the Trust and the Funds each agree that the name “Pilgrim” is proprietary to, and a property right of, the Administrator. The Trust and the Funds agree and consent that (i) each will only use the name “Pilgrim” as part of its name and for no other purpose, (ii) each will not purport to grant any third party the right to use the name “Pilgrim” and (iii) upon the termination of this Agreement, the Trust and the Funds shall, upon the request of the Administrator, cease to use the name “Pilgrim,” and shall use its best efforts to cause its officers, trustees and shareholders to take any and all actions which the Administrator may request to effect the foregoing.

(h) The Declaration of Trust, establishing the Trust, dated December 8, 1993, a copy of which, together with all amendments thereto (the “Declaration”), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name “Pilgrim

Variable Products Trust” refers to the Trustees under the Declaration collectively as trustees, but not individually or personally; and no Trustee, shareholder, officer, employee or agent of the Trust and/or the Funds may be held to any personal liability, nor may resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the Trust property only shall be liable.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.

ING VARIABLE PRODUCTS TRUST

By: /s/ Kimberly A. Andereson
Kimberly A. Anderson
Senior Vice President

ING FUNDS SERVICES, LLC

By: /s/ Todd Modic
Todd Modic
Senior Vice President

SCHEDULE A

with respect to the

AMENDED AND RESTATED

ADMINISTRATIVE SERVICES AGREEMENT

between

ING VARIABLE PRODUCTS TRUST

and

ING FUNDS SERVICES, LLC

Funds	Annual Administrative Fee (as a percentage of average daily net assets)
ING International Value Portfolio	0.10%
ING MidCap Opportunities Portfolio	0.10%
ING SmallCap Opportunities Portfolio	0.10%